Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “MY INCOME PROPERTY, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2021, AT 3:43 O`CLOCK P.M.

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STATE of DELAWARE

CERTIFICATE of FORMATION

of

MY INCOME PROPERTY, LLC

The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, Title 6 Delaware Code, Chapter 18, hereby certifies as follows:

FIRST:	The name of the limited liability company is MY INCOME PROPERTY, LLC.

SECOND:	The address of the limited liability company's registered office in the State of Delaware and the name of its registered agent for service of process at such address are:

National Registered Agents, Inc.

1209 Orange Street

Wilmington, DE 19801

THIRD:	The limited liability company is formed effective as of the filing of this Certificate of Formation.

FOURTH:	Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act (6 Del. C. §.18-101 et seq.), the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the Company, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement governing the Company or is hereafter authorized and existing pursuant to said Limited Liability Company Agreement, shall be enforceable against the assets of such series only, and not against the assets of the Company generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of January 15, 2021.

/s/ Christopher L. Tinen, Esq.
Christopher L. Tinen, Esq.
Authorized Person

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